Exhibit 10.1

THIRD AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT

This THIRD AMENDMENT TO THE AMENDED AND RESTATED ADVISORY AGREEMENT (this “Third Amendment”), effective as of November 25, 2014, is entered into by and between CARTER VALIDUS MISSION CRITICAL REIT, INC., a Maryland corporation (the “Company”), CARTER/VALIDUS OPERATING PARTNERSHIP, LP, a Delaware limited partnership (the “Partnership”) and CARTER/VALIDUS ADVISORS, LLC, a Delaware limited liability company (the “Advisor”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Advisory Agreement (defined below).

WHEREAS, the Company, the Partnership and the Advisor are parties to that certain Amended and Restated Advisory Agreement, dated November 26, 2010, as amended by that certain First Amendment to the Amended and Restated Advisory Agreement, effective as of March 29, 2011, and as further amended by that certain Second Amendment to the Amended and Restated Advisory Agreement, effective as of October 4, 2012 (the “Advisory Agreement”); and

WHEREAS, the Company, the Partnership and the Advisor desire to further amend the Advisory Agreement as set forth herein in order to clarify certain fees payable to the Advisor.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to Section 3.01(a).

Section 3.01(a) of the Advisory Agreement is hereby amended and restated in its entirety as follows:

3.01 Fees.

(a)	Asset Management Fee. The Company shall pay to the Advisor an Asset Management Fee equal to 1/12th of 0.85% of the sum of the Contract Purchase Price, the Acquisition Expenses, Construction Fee and other customarily capitalized costs but excluding Acquisition Fees, monthly in arrears based on Assets held by the Company on the last day of such month.

2.	Amendment to Section 3.01(c).

Section 3.01(c) of the Advisory Agreement is hereby amended and restated in its entirety as follows:

3.01 Fees.

(c) Disposition Fee. If the Advisor or an Affiliate of the Advisor provides a substantial amount of the services (as determined by a majority of the Independent Directors) in connection with the Sale of one or more Properties, the Advisor or such Affiliate shall receive a Disposition Fee up to the lesser of 1.0% of the Contract Sales Price and one-half of the brokerage commission paid if a third party broker is involved. The Disposition Fee may be paid in addition to Disposition Fees paid to non-Affiliates, provided that the total Disposition Fees paid to all Persons by the Company (including the Disposition Fee) shall not exceed an amount equal to the lesser of (i) the Competitive Disposition Fee or (ii) 6.0% of the Contract Sales Price of a Property.

3.	Amendment to Section 6.03.

Section 6.03 of the Advisory Agreement is hereby amended and restated in its entirety as follows:

6.03 Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Directors and to the Company:	Carter Validus Mission Critical REIT, Inc. 4890 W. Kennedy Blvd., Suite 650 Tampa, Florida 33609 Attention: Chief Executive Officer and President

To the Advisor:	Carter/Validus Advisors, LLC 4890 W. Kennedy Blvd., Suite 650 Tampa, Florida 33609 Attention: Chief Executive Officer

To the Partnership:	Carter/Validus Operating Partnership, LP 4890 W. Kennedy Blvd., Suite 650 Tampa, Florida 33609 Attention: Chief Executive Officer of Carter Validus Mission Critical REIT, Inc., its General Partner

Either party shall, as soon as reasonably practicable, give notice in writing to the other party of a change in its address for the purposes of this Section 6.03.

4.	Governing Law.

The provisions of this Third Amendment shall be construed and interpreted in accordance with the laws of the State of Florida, and venue for any action brought with respect to any claims arising out of this Third Amendment shall be brought exclusively in Hillsborough County, Tampa.

5.	Counterparts.

This Third Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

Except as expressly set forth herein, the Advisory Agreement remains unmodified and unchanged and the parties hereto ratify and confirm the Advisory Agreement as amended hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment effective as of the date first set forth above.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

By:	/s/ Todd M. Sakow
Todd M. Sakow
Chief Financial Officer

CARTER/VALIDUS ADVISORS, LLC

By:	/s/ John E. Carter
John E. Carter
Chief Executive Officer and Chief Investment Officer

CARTER/VALIDUS OPERATING PARTNERSHIP, LP

By:	Carter Validus Mission Critical REIT, Inc., its General Partner

By:	/s/ John E. Carter
John E. Carter
Chief Executive Officer